UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2024
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:		(972)	471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2024, Mannatech, Incorporated (the "Company") issued a press release announcing that the Board of Directors appointed James Clavijo as Chief Financial Officer ("CFO"), principal financial officer and principal accounting officer of Mannatech Incorporated (the "Company") effective July 1, 2024. Landen Fredrick, the Company’s Chief Executive Officer, who served as the Company's interim CFO since January 2024, will relinquish the role to Mr. Clavijo.

Mr. Clavijo previously served as Managing Partner of CFO Tune since July 2023. Mr. Clavijo also served as Chief Financial Officer of Longeveron, Inc. from May 2019 to July 2023. Prior to Longeveron, Mr. Clavijo served as Chief Financial Officer of Aeterna Zentaris from March 2018 to November 2018. Mr. Clavijo has over 25 years of experience in executive, finance and accounting activities, including experience as a Chief Financial Officer for several biotech, cell therapy, medical device, pharmaceutical, healthcare, and technology companies. Mr. Clavijo’s experience has included building, leading, and advising companies with strategic plans for pharmaceutical commercialization and manufacturing, negotiating licensing and drug development agreements, as well as advising companies with complex restructurings, mergers and acquisitions, capital market transactions, and system implementations.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Per the terms of the Executive Employment Agreement with Mr. Clavijo, he is entitled to an annual base salary of $275,000 and is eligible to participate in the Company's annual executive bonus program established by the Board of Directors' Compensation Committee. The Company will also grant an option to Mr. Clavijo to purchase 4,500 shares of the Company's common stock, pursuant to the Company's 2017 Stock Incentive Plan. The stock option grant will be executed and formalized upon Mr. Clavijo's start with the Company. The Company will extend a one-time $15,000 relocation allowance to Mr. Clavijo and he will be eligible to participate in the Company's employee benefits, including its 401k, health insurance, and paid time off benefits. Under the terms of the Employment Agreement, Mr. Clavijo is entitled to severance if the Company either exercises its right to early termination or provides notice of its intent to not renew the agreement.

A copy of the Executive Employment Agreement is filed herewith as Exhibit 10.20.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1*	Press Release, dated July 1, 2024 titled ''Mannatech Announces Appointment of James Clavijo as Chief Financial Officer''
10.20*	Executive Employment Agreement executed June 25, 2024
*Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024

MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
Chief Executive Officer